SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2025 (July 24, 2025)

BMP AI Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-33325	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

10409 Pacific Palisades Ave.

Las Vegas, NV 89144-1221

+1 727 314 3717

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Neuralbase AI Ltd.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

BMP AI Technologies, Inc.

Form 8-K

Current Report

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 24, 2025, NeuralBase AI Ltd. (the “Company”), pursuant to written consents of its Board of Directors and Majority Shareholder in accordance with the Nevada Revised Statutes, approved a corporate name change to BMP AI Technologies, Inc. (the “Name Change”). Thereafter, the Company submitted the Name Change and Symbol Change request to the Financial Industry Regulatory Authority (“FINRA”).

On October 8, 2025, FINRA announced the Company’s name and trading symbol change on its Daily List. The Company’s common stock will commence trading under its new name BMP AI Technologies, Inc. and new symbol “BMPA” at the open of market on October 9, 2025.

The Company’s CUSIP (927647206) will remain unchanged.

A copy of the Certificate of Amendment to the Articles of Incorporation reflecting the Name Change is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.01	Certificate of Amendment to the Articles of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BMP AI Technologies, Inc.

Dated: October 9, 2025		/s/ Vighnesh Dobale
	By:	Vighnesh Dobale
	Title:	Chief Executive Officer

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